EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement on Form S-8 of Enigma Software Group, Inc. of our report dated March 29, 2005 (with respect to Note A, April 8, 2005) on our audit of the financial statements of Adorons.com, Inc. included in Form 8-K/A filed on April 28, 2005.

Eisner LLP

New York, New York
May 26, 2005